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                                                                     Exhibit 2.1


[BENNETT JONES LETTERHEAD]



October 16, 2003


Nexen Inc.
801 - 7th Avenue S.W.
Calgary, AB T2P 3P7

Ladies and Gentlemen:

RE:      REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the reference to us in the registration statement on Form F-9 (the "Registration Statement") and the related short form base shelf prospectus (the "Prospectus") of Nexen Inc. relating to the preliminary offering of up to US$1,000,000,000 of debt securities and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. We also consent to the reference to our opinions under the headings "Particular Terms of the Senior Debt Securities - Canadian Withholding Taxes" and "Enforceability of Civil Liabilities" in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

BENNETT JONES LLP

"Bennett Jones LLP"